As filed with the Securities and Exchange Commission on March 28, 2012
Registration Statement No. 333-169387

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDICAL CONNECTIONS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	65-0920373
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

Medical Connections Holdings, Inc.
4800 T Rex Avenue, Suite 310
Boca Raton, FL  33431
(561) 353-1110

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Medical Connections Holdings, Inc. 2010 Stock Option Plan
(Full Title of Plan)

Brian R. Neill
Chief Financial Officer
4800 T Rex Avenue, Suite 310
Boca Raton, FL  33431
(561) 353-1110

(Address, including zip code, and telephone number, including area code, of agent for service)
___________________

With Copies of Communications to:
Laura M. Holm, Esq.
Akerman Senterfitt
Las Olas Centre II, Suite 1600
350 East Las Olas Boulevard
Fort Lauderdale, Florida 33301
(954) 463-2700
(Facsimile) (954) 463-2224

Approximate Date of Commencement of Proposed Sale to the Public: No longer applicable because the securities are being removed from registration.

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐                                           Accelerated filer ☐                                           Non-accelerated filer ☐                                  Smaller reporting company  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Form S-8 Registration Statement  (Registration No. 333-169387) filed on September 15, 2010 (the “Registration Statement”), which registered an aggregate of 10,000,000 shares ("Shares") of common stock of Medical Connections Holdings, Inc. (the “Company”) relating to the Company's 2010 Stock Option Plan.

This Post-Effective Amendment is being filed solely to deregister all of the Shares previously registered under the Registration Statement that remain unsold as of the date hereof and to terminate the effectiveness of the Registration Statement.

SIGNATURES
                Pursuant to the requirements of the Securities Act, Medical Connections Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Boca Raton, State of Florida, on the 27th day of March,  2012.

MEDICAL CONNECTIONS HOLDINGS, INC.
By:	/s/ Jeffrey S. Rosenfeld
Jeffrey S. Rosenfeld
Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ JEFFREY S. ROSENFELD
Jeffrey S. Rosenfeld	Chief Executive Officer and Director (principal executive officer)	March 27, 2012

/s/ BRIAN R. NEILL
Brian R. Neill	Chief Financial Officer (principal accounting officer)	March 27, 2012

/s/ ANTHONY J. NICOLOSI
Anthony J. Nicolosi	President and Director	March 27, 2012

/s/ DR. ALBRIGHT G. BIEHL
Dr. Albright G. Biehl	Director	March 27, 2012

/s/ ROBERT B. TAYLOR
Robert B. Taylor	Director	March 27, 2012

/s/ JAMES E. WALLACE
James E. Wallace	Director	March 27, 2012